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              UNION PACIFIC CAPITAL TRUST TO REDEEM $500 MILLION OF
                        CONVERTIBLE PREFERRED SECURITIES

FOR IMMEDIATE RELEASE:

         OMAHA, NEB., JUNE 5, 2003 - Union Pacific Corporation (NYSE: UNP) today announced that it would exercise its option to redeem $500 million of the remaining $1.0 billion Union Pacific Capital Trust 6 1/4% Convertible Preferred Securities Term Income Deferrable Equity Securities (TIDES) on July 7, 2003.

         The TIDES redemption is part of Union Pacific's ongoing efforts to improve free cash flow by leveraging interest rates that are at 40-year lows. The redemption will be financed with the proceeds from the Corporation's recent $500 million debt issuance, which has an average yield of 4.42%. Union Pacific's annual interest savings from this refinancing will be approximately $9 million and the full-year dilutive effect of the TIDES will be reduced by 7.3 million shares. The redemption will have an on-going earnings benefit; however, this benefit will be offset by one-time redemption costs of approximately $0.03 per diluted share in the third quarter of 2003. The estimated earnings impact of this refinancing will be a reduction of $0.02 per diluted share in the third quarter and a fourth quarter addition of $0.02 per diluted share. The full year 2004 benefit is estimated at $0.07 per diluted share.

         The TIDES were originally offered on April 1, 1998 at a price of $50 each. TIDES will be redeemed at a price of $50.52, which includes a one percent redemption premium, plus accrued interest up to July 7, 2003. TIDES holders will receive appropriate redemption notices with instructions from the Trustee, The Bank of New York. Holders with questions should contact the Trustee at 212-815-5091.


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         Union Pacific Corporation is one of America's leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six gateways to Mexico, Union Pacific has the premier rail franchise in North America. The Corporation's trucking operations include Overnite Corporation, which owns less-than-truckload carriers Overnite Transportation and Motor Cargo.

         ADDITIONAL INFORMATION IS AVAILABLE AT OUR WEBSITE: www.up.com. INVESTORS MAY CALL JENNIFER HAMANN AT 402-271-4227 AND THE MEDIA CONTACT IS KATHRYN BLACKWELL AT 402-271-3753.

         This press release contains statements about the Corporation's future that are not statements of historical fact and are considered forward-looking statements within the meaning of the federal securities laws. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, changes in global, political, economic, business, competitive, market and regulatory factors. More detailed information about such factors is contained in the Corporation's filings with the Securities and Exchange Commission.

         Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.